                                AS FILED WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                               ON DECEMBER 5, 1997
                              REGISTRATION NO. 333-
           =========================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------
                                IDEX CORPORATION
             (Exact name of Registrant as specified in its charter)

                  DELAWARE                             36-3555336
         (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)             Identification No.)
                             -----------------------
                   630 DUNDEE ROAD, NORTHBROOK, ILLINOIS 60062
                                 (847) 498-7070
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)
                             -----------------------
                               Wayne P. Sayatovic
                 Senior Vice President-Finance, Chief Financial
                              Officer and Secretary
                                IDEX Corporation
                                 630 Dundee Road
                           Northbrook, Illinois 60062
                                 (847) 498-7070
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:
                              Mark A. Stegemoeller
                                Latham & Watkins
                             Sears Tower, Suite 5800
                             Chicago, Illinois 60606
                             -----------------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: FROM TIME
       TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AS
                        DETERMINED BY MARKET CONDITIONS.
                             -----------------------
         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]



                                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
 TITLE OF EACH CLASS OF                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
   SECURITIES  TO BE                             AMOUNT TO BE          OFFERING PRICE           AGGREGATE           REGISTRATION
      REGISTERED                                  REGISTERED             PER UNIT (1)      OFFERING PRICE(1)(2)         FEE
------------------------------------------------------------------------------------------------------------------------------------

Debt Securities (4)(7)..........................     (3)                    (3)                   (3)                   (3)
Preferred Stock, par value $.01 per share
(5)(7)..........................................     (3)                    (3)                   (3)                   (3)
Common Stock, par value $.01 per share (6)(7)...     (3)                    (3)                   (3)                   (3)
Warrants (8)....................................     (3)                    (3)                   (3)                   (3)
------------------------------------------------------------------------------------------------------------------------------------
Total:..........................................$250,000,000(9)            100%       $250,000,000(7)            $75,757.58
------------------------------------------------------------------------------------------------------------------------------------
                                                                      (footnotes on next page)

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

(footnotes from previous page)
-----------------

         (1) The proposed maximum per unit and aggregate offering prices per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

         (2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

         (3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

         (4) Subject to note (9) below, the Registrant is registering hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $250,000,000 less the dollar amount of any securities previously issued hereunder.

         (5) Subject to note (9) below, the Registrant is registering hereunder an indeterminate number of shares of Preferred Stock of the Company as may be sold from time to time.

         (6) Subject to note (9) below, the Registrant is registering hereunder an indeterminate number of shares of Common Stock of the Company as may be sold from time to time.

         (7) Subject to note (9) below, the Registrant is registering hereunder an indeterminate principal amount of Debt Securities, and an indeterminate number of shares of Preferred Stock and Common Stock of the Company, as shall be issuable upon conversion or redemption, or upon the exercise of Warrants of the Company registered hereunder, of Debt Securities, Preferred Stock or Common Stock of the Company, as the case may be, registered hereunder.

         (8) Subject to note (9) below, the Registrant is registering hereunder an indeterminate amount and number of Warrants of the Company, representing rights to purchase certain of the Debt Securities, Preferred Stock or Common Stock of the Company registered hereunder.

         (9) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. The aggregate amount of Common Stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  Subject to Completion, Dated December 5, 1997

                                IDEX CORPORATION

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                               SECURITIES WARRANTS
                               -------------------

         IDEX Corporation (the "Company" or "IDEX") may offer from time to time, in one or more series, (i) unsecured debt securities (the "Debt Securities"),
(ii) warrants to purchase Debt Securities (the "Debt Warrants"), (iii) shares of serial preferred stock, par value $.01 per share, in one or more series
(the "Preferred Stock"), (iv) warrants to purchase share of Preferred Stock
(the "Preferred Stock Warrants"), (v) shares of common stock, $.01 par value per share (the "Common Stock"), or (vi) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), in amounts, at prices, and on terms to be determined by market conditions at the time of offering. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as the "Securities Warrants." The Debt Securities, Preferred
Stock, Common Stock and Securities Warrants are referred to herein collectively as the "Offered Securities."

         The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in a supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering and sale of the Offered Securities, the initial offering price and the net proceeds to the Company from the sale thereof. The Prospectus Supplement will include, with regard to the particular Offered Securities, the following information: (i) in the case of Debt Securities, the specific designation, aggregate principal amount, ranking, subordination provisions, authorized denomination, maturity, rate or method of calculation of interest and dates for payment thereof, any terms for optional or mandatory redemption or payment of additional amounts or any sinking fund provisions, any index or formula for determining the amount of any principal, premium, or interest fund provisions, the currency or currency unit in which principal, premium, or interest is payable, whether the securities are issuable in registered form or in the form of global securities and any provisions for the conversion or exchange of such Debt Securities; (ii) in the case of Preferred Stock, the designation, number of shares, liquidation preference per share, initial public offering price, dividend rate (or method of calculation thereof), dates on which dividends shall be payable and dates from which dividends shall accrue, any redemption or sinking fund provisions and any conversion or exchange provisions; (iii) in the case of Common Stock, the number of shares; (iv) in the case of Securities Warrants, the duration, offering price, exercise price and detachability; and
(v) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement also will contain information, where applicable, about material United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

         The Company's Common Stock is listed on the New York Stock Exchange and the Chicago Stock Exchange. Any Common Stock offered hereby will be listed, subject to notice of issuance, on such exchanges.

         The Debt Securities of any series may be issued with Securities Warrants. The Debt Securities may be designated as senior debt or subordinated debt of the Company. Any Debt Securities designated as senior debt, when issued, will rank on a parity with all the unsecured and unsubordinated indebtedness of the Company, and any Debt Securities designated as subordinated debt, when issued, will be subordinated in right of payment to obligations of the Company to its other creditors to the extent set forth in the applicable Prospectus Supplement. See "Description of Debt Securities."

         The Offered Securities may be sold directly by the Company, through agents designated from time to time or to or through underwriters or dealers. See "Plan of Distribution." If any agents of the Company, underwriters or dealers are involved in the sale of any Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable commissions or discounts and the net proceeds to the Company will be set forth in a Prospectus Supplement.
                            (CONTINUED ON NEXT PAGE)

                              --------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.
                              --------------------

                   The date of this Prospectus is _____, 199_.

                           (CONTINUED FROM COVER PAGE)

         The Offered Securities may be issued in one or more series or issuances and will be limited to $250,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities are issued for one or more foreign currencies or currency units). The Offered Securities may be sold for United States dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities may be payable in United States dollars, or any foreign currency or currencies or currency units.

         The Offered Securities may be offered separately or as units with other Offered Securities, in separate series in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part, or under a Registration Statement to which this Prospectus relates, will reduce the amount of Offered Securities which may be sold hereunder.

                              AVAILABLE INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the web site (http://www.sec.gov) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Company's Common Stock is listed on the New York and Chicago Stock Exchanges, where reports, proxy statements and other information concerning the Company can also be inspected. The offices of the New York Stock Exchange are located at 20 Broad Street, New York, New York 10005, and the offices of the Chicago Stock Exchange are located at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

         The Company has filed a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the Offered Securities. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Offered Securities, reference is hereby made to such Registration Statement, including the exhibits filed as a part thereof. Statements contained in this Prospectus concerning the provisions of certain documents filed with, or incorporated by reference in, the Registration Statement are not necessarily complete, each such statement being qualified in all respects by such reference. Copies of all or any part of the Registration Statement, including the documents incorporated by reference therein or exhibits thereto, may be obtained upon payment of the prescribed rates at the offices of the Commission set forth above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated herein by reference:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (2) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997 and September 30, 1997; and

         (3) all other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering of all Offered Securities to which this Prospectus relates, which shall be deemed to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         This Prospectus may not be used to consummate sales of offered securities unless accompanied by a Prospectus Supplement. The delivery of this Prospectus together with a Prospectus Supplement relating to particular Offered Securities in any jurisdiction shall not constitute an offer in such jurisdiction of any other securities covered by this Prospectus.

         The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are incorporated by reference into such documents). Such written requests should be addressed to: Secretary, IDEX Corporation, 630 Dundee Road, Northbrook, Illinois 60062. Telephone requests may be directed to the Secretary at (847) 498-7070.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This Prospectus, including the documents that are incorporated by reference as set forth in "Information Incorporated by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements relate to, among other things, capital expenditures, cost reduction, cash flow and operating improvements and are indicated by words or phrases such as "anticipate," "estimate," "plans," "projects," "management believes," "the Company believes," "the Company intends" and similar words or phrases. Such statements are subject to inherent uncertainties and risks, including but not limited to the following:
IDEX's utilization of its capacity and the effect of capacity utilization on costs; developments with respect to contingencies such as environmental matters and litigation; labor market conditions and raw materials costs; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates; the relationship of the U.S. dollar to other currencies; interest rates; IDEX's ability to integrate and operate acquired businesses on a profitable basis, and other components of IDEX's business. Consequently, actual events and results may vary significantly from those included in or contemplated or implied by such statements.

                                   THE COMPANY

         IDEX designs, manufactures and markets a broad range of fluid handling products and industrial products serving a diverse customer base in the United States and internationally. IDEX competes with relatively few major manufacturers in most of its markets, and believes that each of its eleven principal subsidiaries (the "Subsidiaries") has a significant domestic market share in its respective product area. The Company manufactures proprietary products, designed and engineered by the Company itself.

         The Fluid Handling Group of Subsidiaries, which in 1996 accounted for approximately three-fourths of the Company's total sales, manufactures a wide variety of industrial pumps and controls, fire-fighting pumps and rescue tools, dispensing and mixing equipment, lubrication systems and low-horsepower compressors. Eight of the Company's Subsidiaries operate in the Fluid Handling Group, and a significant percentage of sales in this Group was to customers outside of the United States. The devices and equipment produced by these Subsidiaries are used in a large and diverse set of industries, including paints and coatings, chemical processing, construction and material handling equipment, food processing, transportation equipment, water conditioning, petroleum distribution, oil and refining, utilities and power generation.

         The Industrial Products Group of Subsidiaries manufactures sheet metal fabricating equipment and tooling, stainless steel banding and clamping devices, vibration control devices and sign-mounting products and systems. Three of the Company's Subsidiaries operate in the Industrial Products Group, and a significant percentage of sales in this Group was to customers outside of the United States. The products and devices manufactured by these Subsidiaries are used in a variety of industries and applications, including sign mounting systems used for road, traffic and general signage, transportation equipment, utilities, petroleum distribution, electronics and office equipment.

         The address of the principal executive office of the Company is 630 Dundee Road, Northbrook, Illinois 60062. The telephone number of the Company is
(847) 498-7070.

RECENT DEVELOPMENT

         On December 4, 1997, the Company announced that it had entered into an agreement to acquire Knight Equipment International, Inc. ("Knight"), a privately-held company with annual revenues of approximately $25 million. The transaction, which is scheduled to close in mid-December 1997, will involve the purchase by the Company of Knight for an aggregte purchase price of approximately $38 million in cash. Knight manufactures pumps and dispensing equipment for industrial laundries, commercial dishwashing and chemical metering customers, and is expected to become part of the Company's Fluid Handling Group.

                                 USE OF PROCEEDS

         Unless otherwise provided in the applicable Prospectus Supplement, the Company anticipates that any net proceeds will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of indebtedness of the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratio of earnings (before fixed charges) to fixed charges for each of the (i) years ended December 31, 1996, 1995, 1994, 1993 and 1992, and (ii) nine months ended September 30, 1997 and 1996:

                                        YEAR ENDED                                      NINE MONTHS ENDED
                                        DECEMBER 31,                                        SEPTEMBER 30,

                                     -----------------                                  -------------------
                                     1996        1995      1994       1993     1992        1997      1996
Ratio of earnings (before
fixed charges)to fixed charges:      5.16x      5.45x      4.87x      4.48x    3.54x       5.71x     5.24x

         For purposes of computing the ratio of earnings (before fixed charges) to fixed charges, (i) earnings consist of income before income taxes, extraordinary items and fixed charges, and (ii) fixed charges consist of interest on indebtedness, amortization of debt issuance expenses and rental expense representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

         The Debt Securities offered hereby are to be issued under an indenture (the "Indenture") to be executed by the Company and a trustee, as Trustee (the "Trustee"). A copy of the form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Section references used in this Prospectus refer to sections of the Indenture.

         The following statements relating to the Debt Securities and the Indenture are summaries and do not purport to be complete, and are subject to and are qualified in their entirety by reference to all the provisions of the Indenture. Certain other specific terms of any series of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described herein, then such terms described herein shall be deemed to have been superseded by such Prospectus Supplement. As used in this "Description of Debt Securities," all references to the "Company" shall mean IDEX Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its Subsidiaries.

GENERAL

         The terms of each series of Debt Securities will be established by or pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an officer's certificate or by a supplemental indenture. (Indenture ss. 2.2) The particular terms of each series of Debt Securities will be described in a Prospectus Supplement relating to such series (including any pricing supplement thereto).

         The Debt Securities that may be offered under the Indenture are not limited in aggregate principal amount. The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable Prospectus Supplement (including any pricing supplement thereto) will set forth the initial offering price, the aggregate principal amount and the following terms of the Debt Securities in respect of which this Prospectus is delivered: (1) the title of such Debt Securities; (2) any subordination provisions pertaining to such Debt Securities; (3) the price or prices (expressed as a percentage of the principal amount thereof) at which the Debt Securities will be issued; (4) any limit on the aggregate principal amount of such Debt Securities; (5) the date or dates on which principal on such Debt Securities will be payable; (6) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which such Debt Securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date; (7) the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable; (8) the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;
(9) the obligation, if any, of the Company to redeem or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof; (10) the dates, if any, on which and the price or prices at which the Debt Securities will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations; (11) the denominations in which such Debt Securities may be issuable, if other than denominations of $1,000 and any integral multiple thereof;

(12) whether the Debt Securities are to be issuable in the form of Certificated Debt Securities (as defined below) or Global Debt Securities (as defined below);
(13) the portion of principal amount of such Debt Securities that shall be payable upon declaration of acceleration of the maturity date thereof, if other than the principal amount thereof; (14) the currency of denomination of such Debt Securities; (15) the designation of the currency, currencies or currency units in which payment of principal of, premium, if any, and interest, if any, on such Debt Securities will be made; (16) if payments of principal of, premium, if any, or interest, if any, on the Debt Securities are to be made in one or more currencies or currency units other than that or those in which such Debt Securities are denominated, the manner in which the exchange rate with respect to such payments will be determined; (17) the manner in which the amounts of payment of principal of, premium, if any, or interest, if any, on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which the Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index; (18) the provisions, if any, relating to any security provided for such Debt Securities;
(19) any addition to or change in the Events of Default described herein or in the Indenture with respect to such Debt Securities and any change in the acceleration provisions described herein or in the Indenture with respect to such Debt Securities; (20) any addition to or change in the covenants described in the Indenture with respect to such Debt Securities; (21) any other terms of such Debt Securities, which may modify or delete any provision of the Indenture insofar as it applies to such series; and (22) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities. (Indenture ss. 2.2).

         Debt Securities may be issued that provide for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture ("Discount Securities"). Federal income tax considerations and other special considerations applicable to any such Discount Securities will be described in the applicable Prospectus Supplement.

         If the purchase price of any of the Debt Securities is denominated in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest, if any, on any series of Debt Securities is payable in a foreign currency or currencies or a foreign currency unit or units, the restrictions, elections, general tax considerations, specific terms and other information with respect to such issue of Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement.

TRANSFER AND EXCHANGE

         Each Debt Security will be represented by either one or more global securities (a "Global Debt Security") registered in the name of The Depository Trust Company, as Depository (the "Depository") or a nominee of the Depository (each such Debt Security represented by a Global Debt Security being herein referred to as a "Book-Entry Debt Security"), or a certificate issued in definitive registered form (a "Certificated Debt Security"), as set forth in the applicable Prospectus Supplement. Except as set forth under "--Global Debt Securities and Book-Entry System" below, Book-Entry Debt Securities will not be issuable in certificated form. The information in this section concerning the Depository and its book-entry system and procedures has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy of the information in this section.

         Certificated Debt Securities. Certificated Debt Securities may be transferred or exchanged at the Trustee's office or paying agencies in accordance with the terms of the Indenture. No service charge will be made for any transfer or exchange of Certificated Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The transfer of Certificated Debt Securities and the right to receive the principal of, premium, if any, and interest, if any, on such Certificated Debt Securities may be effected only by surrender of the certificate representing such Certificated Debt Securities and either reissuance by the Company or the Trustee of such certificate to the new Holder or the issuance by the Company or the Trustee of a new certificate to the new Holder.

         Global Debt Securities and Book-Entry System. Each Global Debt Security representing Book-Entry Debt Securities will be deposited with, or on behalf of, the Depository, and registered in the name of the Depository or a nominee of the Depository. Except as set forth below, Book-Entry Debt Securities will not be exchangeable for Certificated Debt Securities and will not otherwise be issuable as Certificated Debt Securities.

         The Depository is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities for its participating organizations ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movements of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations. Indirect access to the Depository's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The procedures that the Depository has indicated it intends to follow with respect to Book-Entry Debt Securities are set forth below.

         Ownership of beneficial interests in Book-Entry Debt Securities will be limited to participants or persons that may hold interests through participants. Upon the issuance of a Global Debt Security, the Depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Book-Entry Debt Securities represented by such Global Debt Security beneficially owned by such participants. The accounts to be credited shall be designated by participants participating in the distribution of such Book-Entry Debt Securities. Ownership of Book-Entry Debt Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for the related Global Debt Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Book-Entry Debt Securities.

         So long as the Depository for a Global Debt Security, or its nominee, is the registered owner of such Global Debt Security, the Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Book-Entry Debt Securities represented by such Global Debt Security for all purposes under the Indenture. Except as set forth below, beneficial owners of Book-Entry Debt Securities will not be entitled to have such securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing such securities and will not be considered the owners or Holders thereof under the Indenture. Accordingly, each person beneficially owning Book-Entry Debt Securities must rely on the procedures of the Depository for the related Global Debt Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture.

         The Company understands, however, that under existing industry practice, the Depository will authorize the persons on whose behalf it holds a Global Debt Security to exercise certain rights of Holders of Debt Securities, and the Indenture provides that the Company, the Trustee and their respective agents will treat as the Holder of a Debt Security the persons specified in a written statement of the Depository with respect to such Global Debt Security for purposes of obtaining any consents or directions required to be given by Holders of the Debt Securities pursuant to the Indenture. (Indenture ss. 2.14.6)

         Payments of principal of, premium, if any, and interest on Book-Entry Debt Securities will be made to the Depository or its nominee, as the case may be, as the registered Holder of the related Global Debt Security. (Indenture ss. 2.14.5) None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; provided, however, that the Trustee may maintain physical possession of such Global Debt Security on behalf of the Depository or its nominee pursuant to an agreement between the Trustee and the Depository.

         If the Depository is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue Certificated Debt Securities in exchange for each Global Debt Security. In addition, the Company may at any time and in its sole discretion determine not to have the Book-Entry Debt Securities of any series represented by one or more Global Debt Securities and, in such event, will issue Certificated Debt Securities in exchange for the Global Debt Securities of such series. Global Debt Securities will also be exchangeable by the Holders for Certificated Debt Securities if an Event of Default with respect to the Book-Entry Debt Securities represented by such Global Debt Securities has occurred and is continuing. Any Certificated Debt Securities issued in exchange for a Global Debt Security will be registered in such name or names as the Depository shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of Book-Entry Debt Securities relating to such Global Debt Security.

         The foregoing information in this section concerning the Depository and the Depository's book-entry system has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

NO PROTECTION IN THE EVENT OF A CHANGE OF CONTROL

         Unless otherwise set forth in the applicable Prospectus Supplement, the Debt Securities will not contain any provisions which may afford Holders of the Debt Securities protection in the event of a change in control of the Company or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control of the Company) which could adversely affect Holders of Debt Securities.

COVENANTS

         The applicable Prospectus Supplement will set forth any restrictive covenants applicable with respect to any issue of Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

         The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person (a "successor Person") unless (i) the Company is the surviving corporation or the successor Person (if other than the Company) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes the Company's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture and (iii) certain other conditions are met. (Indenture Section 5.1)

EVENTS OF DEFAULT

         The following will be Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest on any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by the Company with the Trustee or with a paying agent prior to the expiration of such period of 30 days); (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due and payable; (c) default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than a majority in principal amount of the outstanding Debt Securities of that series as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization with respect to the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series that is described in the applicable Prospectus Supplement. No Event of Default with respect to a particular series of Debt Securities (except as to certain events of bankruptcy, insolvency or reorganization with respect to the Company) necessarily constitutes an Event of Default with respect to any other series of Debt Securities. (Indenture ss. 6.1). The occurrence of an Event of Default may constitute an event of default under the Company's bank credit agreements in existence from time to time. In addition, the occurrence of certain Events of Default or an acceleration under the Indenture may constitute an event of default under certain other indebtedness of the Company outstanding from time to time.

         Unless otherwise specified in the applicable Prospectus Supplement, if an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by the Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all Debt Securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding

Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Debt Securities. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of that series may rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the Indenture. (Indenture ss. 6.2) For information as to waiver of defaults see the discussion set forth below under "--Modification and Waiver." Reference is made to the applicable Prospectus Supplement (i) relating to any series of Debt Securities that are Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default, or (ii) relating to any series of Debt Securities that are designated as subordinated debt for the particular provisions relating to acceleration of a portion of the principal amount of such subordinated Debt Securities upon the occurrence of an Event of Default.

         The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. (Indenture ss. 7.1(e)) Subject to certain rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indenture
Section 6.12)

         No Holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of not less than a majority in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indenture ss. 6.7) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indenture Section 6.8)

         The Indenture requires the Company, within 90 days after the end of each of its fiscal years, to furnish to the Trustee a statement as to compliance with the Indenture. (Indenture ss. 4.3) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any Default or Event of Default (except in payment on any Debt Securities of such series) with respect to Debt Securities of such series if it in good faith determines that withholding such notice is in the interest of the Holders of such Debt Securities. (Indenture Section 7.5)

MODIFICATION AND WAIVER

         The Indenture provides that modifications to, and amendments of, the Indenture or any series of Debt Securities issued thereunder may be made by the Company and the Trustee without the consent of the Holders for the following purposes: (i) to cure any ambiguity, defect or inconsistency; (ii) to comply with Article V (which governs the Company's ability to merge or consolidate with, and to be replaced by, a successor corporation); (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of any Holder; (v) to provide for the issuance of and establish the form and terms and conditions of Debt Securities of any series as permitted by the Indenture;
(vi) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee; or (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. (Indenture
Section 9.1)

         Other modifications to, and amendments of, the Indenture or any series of Debt Securities issued thereunder may be made by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding Debt Security affected thereby: (a) change the amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver; (b) reduce the rate of or extend the time for payment of interest (including default interest) on any Debt Security; (c) reduce the principal of or premium, if any, on, or change the fixed maturity of, any Debt Security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of Debt Securities; (d) reduce the principal amount of Discount Securities payable upon acceleration of the maturity thereof; (e) waive a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security (except a rescission of acceleration of the Debt Securities of any series by the Holders of at least a majority in aggregate principal amount of the then outstanding Debt Securities of such series and a waiver of the payment default that resulted from such acceleration); (f) make the principal of, or premium, if any, or interest, if any, on any Debt Security payable in currency other than that stated in the Debt Security; (g) make any change to certain provisions of the Indenture relating to, among other things, the right of Holders of Debt Securities to receive payment of the principal of, premium, if any, and interest, if any, on such Debt Securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or (h) waive a redemption payment with respect to any Debt Security or change any of the provisions with respect to the redemption of any Debt Security. (Indenture
Section 9.3)

         The Holders of at least a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with provisions of the Indenture other than certain specified provisions. (Indenture ss. 9.2) The Holders of not less than a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Debt Security of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected (provided, however, that the Holders of a majority in principal amount of the outstanding Debt Securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). (Indenture Section 6.13)

DEFEASANCE OF DEBT SECURITIES AND CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

         Satisfaction and Discharge of Indenture. The Indenture provides that, upon satisfaction by the Company of certain conditions, the terms of the Indenture will cease to be of further effect (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies, to compensate and indemnify the Trustee and certain provisions relating to the treatment of funds held by paying agents) in the event that either (i) all Debt Securities theretofore authenticated and delivered under the Indenture (other than Debt Securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the Trustee for cancellation; or (ii) all Debt Securities issued under the Indenture not theretofore delivered to the Trustee for cancellation (a) have become due and payable, or (b) will become due and payable at their stated maturity within one year, or (c) are to be called for redemption within one year under arrangements satisfactory to the Trustee, at the expense of the Company, or (d) are deemed paid and discharged pursuant to the provisions of the Indenture described under "--Legal Defeasance," below. The Company must, in order to be discharged from its obligations under the Indenture as a result of events described in the preceding sentence, (1) deposit or cause to be deposited with the Trustee trust funds in an amount sufficient for the purpose of paying and discharging the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debt Securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be; (2) have paid or caused to be paid all other sums payable by the Company under the Indenture; and (3) delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of the Indenture have been complied with. (Indenture Section 8.1)

         Legal Defeasance. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, the Company may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents) upon the deposit with the Trustee, in trust, of money and/or United States Government Obligations or, in the case of Debt Securities denominated in a single currency other than United States Dollars, Foreign Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal (and premium, if any) and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may occur only if, among other things, the Company shall have delivered to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Indenture Section 8.3)

         Defeasance of Certain Covenants. The Indenture provides that, unless otherwise provided by the terms of the applicable series of Debt Securities, upon compliance with certain conditions, (i) the Company may omit to comply with the covenants described above under "--Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the Indenture and any other covenants applicable to such Debt Securities, as well as any additional covenants which may be set forth in the applicable Prospectus Supplement, and (ii) any omission to comply with such covenants will not constitute a Default or an Event of Default with respect to, and certain Events of Default will be inapplicable to, the Debt Securities of such series ("covenant defeasance"). The conditions include: the deposit with the Trustee of money and/or United States Government Obligations or, in the case of Debt Securities denominated in a single currency other than United States Dollars, Foreign Government Obligations, that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay and discharge each installment of principal of, premium, if any, and interest, if any, on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities; and the delivery to the Trustee of an opinion of counsel to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and related covenant defeasance had not occurred. (Indenture Section 8.4)

         Covenant Defeasance and Events of Default. In the event the Company exercises its option to effect covenant defeasance with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or United States Government Obligations or Foreign Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

         "Foreign Government Obligations" means, with respect to Debt Securities of any series that are denominated in a currency other than United States Dollars, (i) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof.

GOVERNING LAW

         The Indenture and the Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Indenture Section 10.10).

                         DESCRIPTION OF PREFERRED STOCK

         The following description of the terms of the Preferred Stock sets forth general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of the Preferred Stock will be described in the applicable Prospectus Supplement. The description of certain provisions of the Preferred Stock set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Restated Certificate of Incorporation, as amended to date (the "Restated Certificate of Incorporation"), and the certificate of designation (a "Certificate of Designation") relating to each series of the Preferred Stock which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Preferred Stock.

GENERAL

         The Company has authorized 5,000,000 shares of Preferred Stock, par value $.01 per share, of which no shares are currently outstanding. The Board of Directors has been authorized, subject to certain limitations set forth in the Restated Certificate of Incorporation, to issue shares of Preferred Stock in one or more series, by resolution providing for the issuance of such series, and to
(i) fix the number of shares which will constitute such series and the designation thereof, (ii) fix the stated value, if any, of such series and the consideration for which shares of such series may be issued, (iii) determine the voting rights of shares of such series, (iv) determine the terms and conditions, if any, under which such series may be redeemable, (v) determine the rate of any dividends payable with respect to shares of such series and any preferences or relations to dividends payable with respect to shares of other classes of the Company's capital stock, (vi) determine the rights of shares of such series upon the liquidation of the Company, (vii) determine if shares of such series are convertible into or exchangeable for shares of another class or classes of capital stock of the Company and the rates or prices at which shares of such series are convertible or exchangeable, and (viii) determine such other preferences and relative, participating, optional or other special rights and qualifications of shares of such series as are not inconsistent with the terms of the Restated Certificate of Incorporation. To the extent permitted by the resolutions of the Board of Directors authorizing any such series of Preferred Stock, a duly authorized committee of the Board of Directors may determine certain of the designations described above which are made with respect to such series.

         The Preferred Stock shall have the dividend, liquidation, redemption and voting rights set forth below unless otherwise provided in the applicable Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for the specific terms of such series.

         The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights. The rights of the holders of each series of the Preferred Stock will be subordinate to those of the Company's general creditors.

         Unless otherwise noted in the applicable Prospectus Supplement, Harris Trust and Savings Bank of Chicago, Illinois will be the registrar and transfer agent for any Preferred Stock.

DIVIDEND RIGHTS

         Holders of the Preferred Stock of each series will be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds of the Company legally available therefor, cash dividends on such dates and at such rates as are set forth in, or as are determined by the method described in, the applicable Prospectus Supplement. Each such dividend will be payable to the holders of record as they appear on the stock books of the Company on such record dates, fixed by the Board of Directors of the Company, as specified in the applicable Prospectus Supplement. Such dividends may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the right to receive a dividend in respect of the dividend period ending on such dividend payment date will be lost, and the Company will have no obligation to pay any dividend for such period, whether or not dividends on such series are declared payable on any future dividend payment dates. Dividends on the shares of each series of Preferred Stock for which dividends are cumulative will accrue from the date fixed by the Board of Directors. Unless dividends on all outstanding shares of series of Preferred Stock having cumulative dividend rights have been fully paid, no dividend (other than stock dividends) may be paid on the Common Stock or any other class of stock ranking junior to such series of Preferred Stock.

LIQUIDATION PREFERENCES

         Unless otherwise specified in the applicable Prospectus Supplement, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each series of the Preferred Stock will be entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to the holders of Common Stock or any other shares of stock of the Company ranking junior as to such distribution to such series of the Preferred Stock, the amount (if any) set forth in the applicable Prospectus Supplement, together with any unpaid cumulative dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series are not paid in full, the holders of the Preferred Stock of such series and of any other series of equal preference will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Preferred Stock of each series that has a liquidation preference of the full preferential amounts of the liquidating distribution to which they are entitled, the holders of each such series of the Preferred Stock will be entitled to no further participation in any distribution of assets by the Company. A consolidation, merger or sale of all or substantially all of the assets of the Company would not be considered a "liquidation" within the meaning of the foregoing provisions.

REDEMPTION

         A series of the Preferred Stock may be redeemable, in whole or from time to time in part, at the option of the Company, and may be subject to mandatory redemption, in each case upon terms, at the time and at the redemption prices set forth in the applicable Prospectus Supplement. Shares of the Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock of the Company.

CONVERSION AND EXCHANGE RIGHTS

         The terms, if any, on which shares of Preferred Stock of any series may be exchanged for or converted into shares of Common Stock, shares of another series of Preferred Stock or into any other security will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the number of shares of Common Stock, the shares of another series of Preferred Stock or the amount of any other securities to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

VOTING

         Except as set forth below, the holders of shares of Preferred Stock will not have any right or power to vote on any matter presented to a vote of stockholders. So long as there are any shares of Preferred Stock outstanding, the Company would be prohibited, without the affirmative vote of at least two-thirds of the outstanding Preferred Stock, from (i) authorizing a new class of stock which ranks senior to or on parity with the Preferred Stock in the payment of dividends or in liquidation preference; (ii) adversely altering the rights, preferences or privileges of the Preferred Stock; or (iii) effecting a sale, lease or conveyance of all or substantially all of the Company's assets, or a merger or consolidation of the Company with or into another entity, if the result of such transaction would be (A) the redemption of the Preferred Stock for less than its stated liquidation preference plus any accrued and unpaid dividends or (B) the adverse alteration of the rights, preferences or privileges of the Preferred Stock, unless in the case of clauses (i), (ii) or (iii), provision is made for the redemption of all shares of Preferred Stock at the time outstanding. If accrued dividends on any series of Preferred Stock have not been paid or set aside in an amount equivalent to six quarterly dividends or the Company shall have failed to discharge any applicable mandatory redemption provisions, the holders of a majority of the outstanding shares of any series of Preferred Stock, voting separately as a class, would be entitled to increase the number of directors of the Company by a number specified with respect to such series of Preferred Stock and elect such number of additional directors. These directors would serve until all accrued and unpaid dividends on all outstanding shares of Preferred Stock had been paid or set aside in full or until all shares of such series of Preferred Stock have been redeemed by the Company. Except for the specific voting rights summarized above in this paragraph, the holders of any series of Preferred Stock would have only such voting rights as may be authorized by the Board of Directors of the Company in establishing the terms of that series.

                           DESCRIPTION OF COMMON STOCK

GENERAL

         The Company's Restated Certificate of Incorporation authorizes the issuance of 75,000,000 shares of Common Stock, par value $.01 per share. As of November 30, 1997, there were 29,240,183 shares of Common Stock outstanding. The outstanding shares of Common Stock are validly issued, fully paid and non-assessable, and the shares of Common Stock offered pursuant to this Prospectus and a related Prospectus Supplement, when issued and sold as contemplated herein and therein, will be validly issued, fully paid and non-assessable.

         Subject to the rights of the holders of any Preferred Stock and except as provided below, each holder of Common Stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding-up of the Company, each stockholder of record on the applicable date has the right to share equally and ratably in any distribution of the Company's assets after payment of liabilities (including payments with respect to any outstanding shares of Preferred Stock). Each holder of Common Stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, and, except as described below, a majority vote is required for all action to be taken by stockholders. The Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions.

         Harris Trust and Savings Bank of Chicago, Illinois is the registrar and transfer agent for the Common Stock.

         Dividends. The entitlement of holders of Common Stock to receive dividends is subject to the dividend and liquidation rights of any preferred stock that may be issued, and subject to the dividend restrictions in the multicurrency amended and restated domestic bank revolving credit facility, entered into by the Company and the banks a party thereto in July 1996 (as amended, the "Credit Agreement") and the Indenture, dated as of September 16, 1992 (as supplemented, the "Existing Indenture"), governing the Company's $75,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2002 (the "Existing Notes"). Borrowings under the Credit Agreement are guaranteed jointly and severally by certain of the Company's subsidiaries and secured by a pledge of their stock and intercompany notes. The Existing Notes are jointly and severally guaranteed by certain of the Company's subsidiaries and are subordinated to the Credit Agreement. Principal on the Existing Notes is payable in annual installments of $18,750,000 commencing in 2000 and the Existing Notes are redeemable at various premiums by the Company commencing in 1997.

         As of September 30, 1997, the Company had approximately $71 million available for payment of cash dividends pursuant to the Credit Agreement, which is more restrictive than the Existing Indenture.

CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS

         The following summary of certain provisions of the Restated Certificate of Incorporation and the Company's Amended and Restated By-Laws (the "Amended and Restated By-Laws") does not purport to be complete and is subject to and qualified in its entirety by reference to the Restated Certificate of Incorporation and the Amended and Restated By-Laws which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.

         Classification of Directors. The Company's Restated Certificate of Incorporation provides that its Board of Directors shall be divided into three classes, each class being as nearly equal in number as possible, and that at each annual meeting of the Company's stockholders, the successors to the directors whose terms expire that year shall be elected for a term of three years. Within the limit of not less than three nor more than twelve directors, the number of directors is fixed by the Board of Directors. Newly created directorships and any vacancies on the Board of Directors are filled by a majority vote of the remaining directors then in office, and are to be apportioned among the three classes so as to keep the number of directors in each class as nearly equal as possible. The provisions of the Restated Certificate of Incorporation relating to the classified Board may be amended only upon the vote of the holders of at least 80% of the outstanding shares of Common Stock. Directors may be removed by the affirmative vote of the holders of a majority of the outstanding voting shares of the Company, but only for cause.

         Stockholder Nominations and Proposals. Any stockholder intending to nominate a person for election as director or present a proposal at annual or special meetings of stockholders may do so only if written notice of the stockholder's intent to make such nomination, including certain related information specified in the Amended and Restated By-Laws, is given to the Secretary of the Company at least 60 days prior to the anniversary date of the previous year's annual meeting (or in the case of a special meeting, not later than the seventh day following the date on which notice of that meeting is first given to stockholders).

CERTAIN ANTI-TAKEOVER PROVISIONS OF DELAWARE LAW

         The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the Company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with the Company (or its majority-owned subsidiaries) for three years following the time such person became an interested stockholder unless: (i) before such person became an interested stockholder, the Company's Board of Directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) at or following the transaction in which such person became an interested stockholder, the business combination is approved by the Company's Board of Directors and approved at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the Company's outstanding voting stock not owned by the interested stockholder. Under Section 203, the restrictions described above also do not apply to certain business combinations proposed by an interested stockholder following the earlier of the announcement or notification of one of certain extraordinary transactions involving the Company and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

                       DESCRIPTION OF SECURITIES WARRANTS

         The Company may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities or shares of Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities or shares of Preferred Stock or Common Stock. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between the Company and Harris Trust and Savings Bank of Chicago, Illinois or another bank or trust company, as warrant agent (the "Securities Warrant Agent"), all as set forth in the applicable Prospectus Supplement. The Securities Warrant Agent will act solely as an agent of the Company in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Securities Warrants or beneficial owners of Securities Warrants. The description of certain provisions of the Securities Warrants set forth below and in any Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable Securities Warrant Agreement, including the forms of Securities Warrant Certificates representing the Securities Warrants, which will be filed with the Commission and incorporated by reference in the Registration Statement of which this Prospectus is a part at or prior to the time of the issuance of such series of the Securities Warrants.

         The Prospectus Supplement relating to a particular issue of Securities Warrants will set forth the terms of such Securities Warrants, including, as applicable: (i) the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Securities Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise; (ii) the designation, number, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Securities Warrants to purchase Preferred Stock and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise; (iii) the number of shares of Common Stock purchasable upon the exercise of Securities Warrants to purchase Common Stock and the price at which such number of shares of Common Stock may be purchased upon such exercise; (iv) the date on which the right to exercise such Securities Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (v) United States federal income tax consequences applicable to such Securities Warrants; and (vi) any other terms of such Securities Warrants. Securities Warrants for the purchase of Preferred Stock and Common Stock will be offered and exercisable for United States dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment as described in the applicable Prospectus Supplement.

         Each Securities Warrant will entitle the holder thereof to purchase such principal amount of Debt Securities or such number of shares of Preferred Stock or Common Stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Securities Warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such Prospectus Supplement. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the Prospectus Supplement relating to such Securities Warrants.

         Prior to the exercise of any Securities Warrants to purchase Debt Securities, holders of such Securities Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture. Prior to the exercise of any Securities Warrants to purchase Preferred Stock or Common Stock, holders of such Securities Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

         The Company may sell the Offered Securities in or outside of the United States to one or more underwriters for public offering and sale by them and may also sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of Offered Securities will be named in the applicable Prospectus Supplement. The Company has reserved the right to sell Offered Securities directly to investors on its own behalf in those jurisdictions where and in such manner as it is authorized to do so.

         The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Company may also, from time to time, authorize dealers, acting as the Company's agents, to offer and sell Offered Securities upon the terms and conditions as are set forth in the applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a Prospectus Supplement, an agent will be acting on a best efforts basis and a dealer will purchase Offered Securities as a principal, and may then resell such Offered Securities at varying prices to be determined by the dealer.

         Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement. Dealers and agents participating in the distribution of Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions. Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

         Certain of the underwriters, dealers or agents and their affiliates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                                  LEGAL MATTERS

         Certain legal matters with respect to the Offered Securities offered hereby will be passed upon for the Company by Latham & Watkins, Chicago, Illinois. Certain partners of Latham & Watkins, members of their families, related persons and others, have an indirect interest, through limited partnerships, in less than 1% of the Company's common stock. Such persons do not have the power to vote or dispose of such shares of common stock. Certain legal matters will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable Prospectus Supplement.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


     ===========================================================================     ===============================================

     NO  PERSON  HAS  BEEN  AUTHORIZED  TO GIVE ANY  INFORMATION  OR TO MAKE ANY                            [LOGO]
     REPRESENTATION  OTHER THAN CONTAINED IN THIS  PROSPECTUS,  AND, IF GIVEN OR
     MADE, SUCH  INFORMATION  OR  REPRESENTATION  MUST  NOT  BE  RELIED  UPON AS
     HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS.  THIS PROSPECTUS                        IDEX CORPORATION
     DOES NOT CONSTITUTE AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO BUY
     ANY  SECURITIES  OTHER  THAN  THOSE SPECIFICALLY  OFFERED  HEREBY, NOR DOES
     IT  CONSTITUTE  AN  OFFER  TO  SELL  OR  A  SOLICITATION  OF  AN  OFFER  TO                          $250,000,000
     BUY  ANY  SECURITIES  OFFERED  HEREBY IN ANY  JURISDICTION TO ANY PERSON TO
     WHOM  IT  IS  UNLAWFUL  TO  MAKE  SUCH  OFFER  OR   SOLICITATION.   NEITHER
     THE DELIVERY OF THIS  PROSPECTUS  NOR ANY SALE MADE  HEREUNDER SHALL, UNDER
     ANY CIRCUMSTANCES,  CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN                        DEBT SECURITIES
     THE AFFAIRS  OF THE  COMPANY  SINCE THE DATE HEREOF OR THAT THE INFORMATION                        PREFERRED STOCK
     CONTAINED HEREIN IS CORRECT AS OF ANY  TIME  SUBSEQUENT TO THE DATE OF THIS                          COMMON STOCK
     PROSPECTUS.                                                                                      SECURITIES WARRANTS



                                                                                                          ------------
                                                                                                           PROSPECTUS
                                                                                                          ------------
                                 ----------------






                                TABLE OF CONTENTS                                                      __________, 199_
                                                                            PAGE

     Available Information....................................................3
     Information Incorporated by Reference....................................3
     Disclosure Regarding Forward-Looking Statements..........................4
     The Company..............................................................5
     Use of Proceeds..........................................................5
     Ratio of Earnings to Fixed Charges.......................................6
     Description of Debt Securities...........................................7
     Description of Preferred Stock..........................................16
     Description of Common Stock.............................................19
     Description of Securities Warrants......................................21
     Plan of Distribution....................................................22
     Legal Matters...........................................................23
     Experts.................................................................23








     ===========================================================================     ===============================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

           S.E.C. Registration Fee...........................................   $   75,757.58

          *Legal Fees and Expenses...........................................      250,000.00

          *Accounting Fees and Expenses......................................      150,000.00

          *Trustee's Fees and Expenses.......................................       15,000.00

          *Rating Agency Fees................................................       40,000.00

          *Blue Sky Fees and Expenses........................................        5,000.00

          *Printing and Engraving Fees.......................................      125,000.00

          *Miscellaneous.....................................................        4,242.42
                                                                                   ==========
                                    *TOTAL                                      $  665,000.00

-------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders), or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the Delaware General Corporation Law and Article III,
Section 13 of the Company's Amended and Restated By-Laws, under certain circumstances, provide for the indemnification of the Company's officers, directors, employees and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article III, Section 13 of the Company's Amended and Restated By-Laws.

         In general, any officer, director, employee or agent will be indemnified against expenses, including attorney's fees, fines, settlements or judgments, which were actually and reasonably incurred, in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he or she was a party as a result of such relationship, if he or she acted in good faith, and in the manner he or she believed to be in or not opposed to the Company's best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Company's best interest, but no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of Delaware, or the court in which such action was brought, determines upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such Court of Chancery or such other court shall deem proper.

         Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination will be made (i) by the Company's Board of Directors by a majority vote of a quorum of disinterested directors who were not parties to such actions, (ii) by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraph, he or she will be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection therewith.

         Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by the Company's Amended and Restated By-Laws. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company's Board of Directors deems appropriate.

         The indemnification and advancement of expenses provided by, or granted pursuant to, Section 13 of the Company's Amended and Restated By-Laws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. If a claim for indemnification or payment of expenses under Section 13 of the Company's Amended and Restated By-Laws is not paid in full within ninety
(90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Company has the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

         The Company's Board of Directors may authorize, by a vote of a majority of a quorum of the Company's Board of Directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of
Section 13 of the Company's Amended and Restated By-Laws. The Company's Board of Directors may authorize the Company to enter into a contract with any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Company's Board of Directors so determines, greater than those provided for in Section 13 of the Company's Amended and Restated By-Laws.

         The Company has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Company.

ITEM 16.  EXHIBITS

       *1         Underwriting Agreement.
        3.1       Restated Certificate of Incorporation of IDEX Corporation
                  (formerly HI, Inc.) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on April 21,
                  1988).

        3.1 (a) Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.), as amended (incorporated by reference to Exhibit 3.1 (a) to the Quarterly Report of IDEX Corporation on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235).

        3.2 Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on July 17, 1989).

        3.2 (a) Amended and Restated Article III, Section 13 of the Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit 3.2 (a) to Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on February 12, 1990).

        4.1       Form of Indenture.

       *4.2       Form of Debt Securities.
       *4.3       Certificate of Designation of Preferred Stock.
       *4.4       Warrant Agreement.
        5         Opinion of Latham & Watkins.
       12         Statement Regarding Computation of Ratios.
       23.1       Consent of Deloitte & Touche LLP.
       23.2       Consent of Latham & Watkins (included in Exhibit 5).
       24         Powers of Attorney (contained on Page II-6).
     **25         Statement of Eligibility of Trustee on Form T-1.
-----------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).

** To be filed separately and at a later date pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i) and (a)(1)(ii) above may be contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, IDEX Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois on December 5, 1997.

                                IDEX CORPORATION


                        By   /s/ Wayne P. Sayatovic
                          ---------------------------------
                          Wayne P. Sayatovic
                          Senior Vice President -- Finance,
                          Chief Financial Officer and Secretary

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Donald N. Boyce and Wayne P. Sayatovic, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.


SIGNATURE                                  TITLE                                                          DATE
---------                                  -----                                                          ----

/s/ Donald N. Boyce                        Chairman of the Board, President and Chief Executive       December 5, 1997
-------------------------
Donald N. Boyce                            Officer (Principal Executive Officer)


/s/ Wayne P. Sayatovic                     Senior Vice President -- Finance, Chief Financial          December 5, 1997
--------------------------
Wayne P. Sayatovic                         Officer and Secretary (Principal Financial and
                                           Accounting Officer)

  /s/ Richard E. Heath                     Director                                                   December 5, 1997
--------------------------
Richard E. Heath

/s/ Henry R. Kravis                        Director                                                   December 5, 1997
--------------------------
Henry R. Kravis

/s/ William H. Luers                       Director                                                   December 5, 1997
---------------------------
William H. Luers

/s/ Paul E. Raether                        Director                                                   December 5, 1997
----------------------------
Paul E. Raether

/s/ Clifton S. Robbins                     Director                                                   December 5, 1997
-----------------------------
Clifton S. Robbins

/s/ George R. Roberts                      Director                                                   December 5, 1997
----------------------------
George R. Roberts

/s/ Neil A. Springer                       Director                                                   December 5, 1997
-----------------------------
Neil A. Springer

/s/ Micheal T. Tokarz                      Director                                                   December 5, 1997
----------------------------
Michael T. Tokarz

               EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM S-3

Exhibit No.           Exhibit
-----------           -------

       *1         Underwriting Agreement.
        3.1       Restated Certificate of Incorporation of IDEX Corporation
                  (formerly HI, Inc.) (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on April 21,
                  1988).

        3.1 (a) Amendment to Restated Certificate of Incorporation of IDEX Corporation (formerly HI, Inc.), as amended (incorporated by reference to Exhibit 3.1 (a) to the Quarterly Report of IDEX Corporation on Form 10-Q for the quarter ended March 31, 1996, Commission File No. 1-10235).

        3.2 Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit 3.2 to Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on July 17, 1989).

        3.2 (a) Amended and Restated Article III, Section 13 of the Amended and Restated By-Laws of IDEX Corporation (incorporated by reference to Exhibit 3.2 (a) to Post-Effective Amendment No. 3 to the Registration Statement on Form S-1 of IDEX Corporation, et al., Registration No. 33-21205, as filed on February 12, 1990).

        4.1       Form of Indenture.

       *4.2       Form of Debt Securities.

       *4.3       Certificate of Designation of Preferred Stock.

       *4.4       Warrant Agreement.

        5         Opinion of Latham & Watkins.

       12         Statement Regarding Computation of Ratios.

       23.1       Consent of Deloitte & Touche LLP.

       23.2       Consent of Latham & Watkins (included in Exhibit 5).

       24         Powers of Attorney (contained on Page II-6).

     **25         Statement of Eligibility of Trustee on Form T-1.

-----------------

* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** To be filed separately and at a later date pursuant to Trust Indenture Act Section 305(b)(2).